EXHIBIT 32

In connection with the Quarterly Report of Vanguard Energy Corporation (the "Company") on Form 10-Q for the period ending December 31, 2014 as filed with the Securities and Exchange Commission (the "Report"), Warren Dillard, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.


Date: February 18, 2015                By:/s/ Warren Dillard
                                          -----------------------
                                          Warren Dillard,
                                          Principal Executive and Financial
                                             Officer